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                  [H.J. GRUY AND ASSOCIATES, INC. LETTERHEAD]


                                                                    EXHIBIT 23.2

                   CONSENT OF H.J. GRUY AND ASSOCIATES, INC.

We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and of references to H.J. Gruy and Associates, Inc. and to the inclusion of and references to our report dated March 12, 1999 prepared for Kelley Oil & Gas Corporation in the Kelley Oil & Gas Corporation Annual Report on Form 10-K for the year ended December 31, 1998.

                                       H.J. GRUY AND ASSOCIATES, INC.

                                       /s/ Marilyn Wilson
                                           Marilyn Wilson, PE
                                           President and Chief Operating Officer

March 30, 1999
Houston, Texas